Exhibit 10.2

BAY BANCORP, INC.

FIRST AMENDMENT TO STOCK OPTION AGREEMENT

Granted Under the Carrollton Bancorp 2007 Equity Plan

This First Amendment to Stock Option Agreement (this “Amendment”) is made and entered into as of ___________, ___ (the “Effective Date”) by and between Bay Bancorp, Inc., f/k/a Carrollton Bancorp, a Maryland corporation (the “Company”), and Kevin B. Cashen (“Participant”).

WHEREAS, on January 2, 2014, the Company and Participant entered into a Stock Option Agreement (the “Option Agreement”) evidencing the Company’s grant, on October 28, 2013, to Participant an option (the “Option”) to purchase 41,436 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), under the Carrollton Bancorp 2007 Equity Plan (the “Plan”), which Option was designated as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended;

WHEREAS, the Option Agreement provides that, upon the termination of Participant’s employment for any reason other than his retirement, death, disability or “Cause”, the portion of the Option that remains unvested as of such termination shall terminate and the vested portion will remain exercisable until the date that is three months after the date of Participant’s termination of employment;

WHEREAS, Participant, Bay Bank, F.S.B. (the “Bank”) and the Company have entered into a Separation Agreement in connection with the termination of Participant’s employment (the “Separation Agreement”);

WHEREAS, the Administrator desires to accelerate the vesting of the Option and modify its terms to provide that the Option shall remain exercisable until the earlier of the date that is 12 months following Participant’s termination of employment and the Expiration Date, with the effect that the portion of the Option that currently constitutes an Incentive Stock Option shall thereupon no longer constitute an Incentive Stock Option;

WHEREAS, the Plan authorizes the Administrator of the Plan to accelerate the vesting of any outstanding stock option and to modify the terms of any outstanding stock option at any time to, among other things, extend the period during which an option may be exercised following the termination of the optionee’s employment; and

WHEREAS, Participant has agreed to such acceleration and modification, and the parties hereto desire to amend the Option Agreement to evidence the same.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto agree to amend the Option Agreement as follows:

1. Acceleration of Vesting. Section 1 of the Option Agreement is hereby amended to provide that the Option is 100% vested as of the Effective Date.

2. Extension of Post-Termination Exercise. Section 2(a)(v) of the Option Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

(v) Other Termination. If there is a Termination of Participant’s service with the Company or any of its Subsidiaries for any reason other than Retirement, death, Disability or Cause, then any Option held by Participant may thereafter be exercised, to the extent it was exercisable on the date of such Termination, until the earlier of (A) the date on which Participant breaches or threatens to breach any covenant, agreement, obligation, representation or warranty made in the Separation Agreement or in that certain Employment Agreement, dated as of February 26, 2014, by an among Participant, the Bank and the Company, (B) the date that is 12 months after the Termination, and (C) the Expiration Date (the “Option Termination Date”).

3. Effect on Option Agreement. Except as provided in this Amendment, all terms and conditions of the Option Agreement remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given such terms in the Option Agreement.

4. Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Maryland except to the extent such law is preempted by applicable federal law.

[Signatures Appear on Next Page]

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[Signature Page]

IN WITNESS WHEREOF, the Company and Participant have duly executed this Amendment as of the Effective Date.

BAY BANCORP, INC.

By:
Name: Joseph J. Thomas
Title: Executive Chairman

PARTICIPANT

Kevin B. Cashen
Printed Name

2 Grainfield Court
Street Address

Catonsville, MD 21228
City, State and Zip Code

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